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                                                            EXHIBIT 23.6


                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Cendant Corporation:


We consent to the use of our report incorporated by reference in the Registration Statement of Cendant Corporation on Form S-4 relating to the proposed merger of American Bankers Insurance Group, Inc. with and into a direct wholly owned subsidiary of Cendant Corporation, with respect to the consolidated balance sheet of Davidson & Associates, Inc. and subsidiaries as of December 31, 1995 and the related consolidated statements of earnings, shareholders' equity, and cash flows and related schedule for each of the years in the two-year period ended December 31, 1995, and to the reference to our firm under the heading "Experts" in the prospectus. Our report appears in the Current Report on Form 8-K of Cendant Corporation dated January 29, 1998.




                                                /s/ KPMG Peat Marwick LLP
                                                KPMG Peat Marwick LLP

Long Beach, California
February 17, 1998